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Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 2002 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8, File No. 333-61205.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
 March 27, 2002